Exhibit 99.1

SYSCO REPORTS FIRST QUARTER DILUTED EPS OF $0.46
Reports record first quarter operating income of $505 million; 11 percent growth over prior year
HOUSTON, November 3, 2008 — Sysco Corporation (NYSE: SYY) today announced financial results for its 13-week first quarter of fiscal 2009 ended September 27, 2008.
First Quarter Fiscal 2009 Highlights
•	Sales increased 5.0% to $9.9 billion from $9.4 billion in the first quarter of fiscal 2008.
•	Operating income increased 11.0% to $505 million compared to $455 million in last year’s first quarter.
•	Diluted earnings per share (EPS) increased 7.0% to $0.46 compared to $0.43 in last year’s first quarter.
     “Our operating companies continued to generate impressive results in the midst of a prolonged and difficult business environment,” said Richard J. Schnieders, Sysco’s chairman and chief executive officer. “We’re investing in our business and our people are doing an excellent job executing our business plan. I remain confident our company is well positioned for the long term.”
First Quarter Fiscal 2009 Summary
     Sales for the first quarter grew five percent over the same period last year. Food cost inflation, as estimated by the change in Sysco’s cost of goods, was 8.3 percent for the quarter. Operating income for the first quarter grew 11.0 percent over the same period last year. As a percentage of sales, operating income increased 28 basis points to 5.1 percent. The company continued to manage high food cost inflation well, as evidenced by gross profit dollars increasing 5.3 percent while operating expenses grew only 3.4 percent for the period. Diluted EPS increased seven percent from the first quarter of fiscal 2008 to $0.46.
     Operating income for the first quarter of fiscal 2009 as compared to the prior year period was unfavorably impacted by a net $20.9 million in additional expenses. The additional expenses were partially related to the combined impact of changes in the cash surrender value of corporate-owned life insurance (COLI) and increased company-sponsored pension expense. These items were partially offset by the impact of prior year provisions related to multi-employer pension plans that were not repeated in the current year and lower current year stock compensation expense, as detailed in the table below:

			Operating Expense impact
(000’s)	1Q09	1Q08	Unfavorable / (Favorable)

Cash surrender value of COLI	$22,908	($7,093)	$30,001
Company-sponsored pensions	21,102	16,460	4,642
Multi-employer pension plans	0	9,410	(9,410)
Stock compensation expense	10,833	15,193	(4,360)

Net impact to operating expenses	$54,843	$33,970	$20,873
     In addition, net earnings for the first quarter of fiscal 2009 were unfavorably impacted by a 42.5 percent tax rate for the quarter compared to 38.1 percent in the prior year’s first quarter. The primary contributors to this unusually high tax rate were the $22.9 million COLI loss noted above which is not deductible for tax purposes, and a previously unidentified tax contingency arising from a recent tax audit.
     “I’m pleased with our company-wide results, particularly at our Broadline companies,” said Ken Spitler, Sysco’s president and chief operating officer. “We were able to leverage our sales growth, growing operating income 11 percent despite continued pressure from multiple fronts, including high inflation and the unfavorable impact of additional expenses such as the loss on COLI. Our key business initiatives continue to deliver, and our associates are doing a great job consulting with our customers and helping them succeed in this difficult environment.”
Capital Spending
     Capital expenditures totaled $80 million for the first quarter. The primary areas for investments included facility replacements and expansions, construction of fold-out operations and additions to Sysco’s fleet. In addition, we completed construction of our new fold-out facility located in East Texas and began shipping product in October 2008. For full year fiscal 2009, the company projects that capital expenditures will be in the range of $675 million to $725 million.
Conference Call & Webcast
     Sysco’s first quarter 2009 earnings conference call will be held on Monday, November 3, 2008 at 10:00 a.m. EST. A live webcast of the call, as well as a copy of this press release, will be available online at www.sysco.com in the Investor Relations section.
About Sysco
     Sysco is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. The company operates 180 distribution facilities serving more than 400,000 customers. For the fiscal year 2008 that ended June 28, 2008, the company generated more than $37 billion in sales. For more information about Sysco visit the company’s Internet home page at www.sysco.com.
Forward-Looking Statements
     Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They include statements regarding the company’s ability to leverage in current and future periods, the impact of our customer focus on Sysco’s business relationships, the company being well-positioned for the long-term and projections regarding capital expenditures. These statements involve risks and uncertainties and are based on management’s current expectations and estimates; actual results may differ materially. Those risks and uncertainties that could impact these statements include risks that pertain to Sysco’s business, including the risks relating to the foodservice distribution industry’s relatively low profit margins and sensitivity to general economic conditions, including the current economic environment and decreases in consumer spending; increased fuel costs; Sysco’s leverage and debt risks; the successful completion of acquisitions and integration of acquired companies as well as the risk that acquisitions could negatively impact the Company’s stock price, operating results or debt ratio or significantly increase the Company’s liquidity requirements; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; construction schedules; management’s allocation of capital and the timing of capital purchases such as fleet and equipment; competitive conditions; labor issues; and internal factors such as the ability to control expenses. Earnings are also impacted by option expensing, which is based on certain assumptions regarding the number and fair value of options granted, resulting tax benefits and shares outstanding. Capital expenditures may vary from those projected based on changes in business plans and other factors, including those described above. For a discussion of additional factors that could cause actual results to differ from those described in the forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended June 28, 2008 as filed with the Securities and Exchange Commission.
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Sysco Corporation and its Consolidated Subsidiaries
CONSOLIDATED RESULTS OF OPERATIONS (Unaudited)
(In Thousands, Except for Share and Per Share Data)

	13-Week Period Ended
	Sept. 27, 2008	Sept. 29, 2007

Sales	$9,877,429	$9,405,844
Cost of sales	7,990,873	7,614,702

Gross margin	1,886,556	1,791,142
Operating expenses	1,381,804	1,336,509

Operating income	504,752	454,633
Interest expense	26,410	26,371
Other income, net	(2,813)	(3,032)

Earnings before income taxes	481,155	431,294
Income taxes	204,341	164,305

Net earnings	$276,814	$266,989

Net earnings:
Basic earnings per share	$0.46	$0.44
Diluted earnings per share	0.46	0.43

Average shares outstanding	602,257,425	610,810,914
Diluted shares outstanding	605,707,175	617,108,313

Dividends declared per common share	$0.22	$0.19
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Sysco Corporation and its Consolidated Subsidiaries
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except for Share Data)

	Sept. 27, 2008	June 28, 2008	Sept. 29, 2007
	(unaudited)		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$345,625	$551,552	$190,154
Accounts and notes receivable, less allowances of $46,493, $31,730 and $42,953	2,873,502	2,723,189	2,765,213
Inventories	1,933,703	1,836,478	1,865,355
Deferred taxes	101,811	—	91,444
Prepaid expenses and other current assets	69,065	63,814	117,661

Total current assets	5,323,706	5,175,033	5,029,827
Plant and equipment at cost, less depreciation	2,876,081	2,889,790	2,780,780
Other assets
Goodwill	1,421,460	1,413,224	1,394,814
Intangibles, less amortization	83,709	87,528	90,393
Restricted cash	93,077	92,587	99,755
Prepaid pension cost	256,017	215,159	389,720
Other assets	231,005	208,972	232,655

Total other assets	2,085,268	2,017,470	2,207,337

Total assets	$10,285,055	$10,082,293	$10,017,944

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable	$—	$—	$2,700
Accounts payable	2,051,112	2,048,759	2,079,131
Accrued expenses	757,455	917,892	779,968
Income taxes	584,608	11,665	509,370
Deferred taxes	—	516,131	—
Current maturities of long-term debt	5,269	4,896	3,576

Total current liabilities	3,398,444	3,499,343	3,374,745
Other liabilities
Long-term debt	1,974,053	1,975,435	1,969,804
Deferred taxes	717,587	540,330	734,169
Other long-term liabilities	689,745	658,199	641,771

Total other liabilities	3,381,385	3,173,964	3,345,744
Commitments and contingencies
Shareholders’ equity
Preferred stock, par value $1 per share, Authorized 1,500,000 shares, issued none	—	—	—
Common stock, par value $1 per share, Authorized 2,000,000,000 shares, issued 765,174,900 shares	765,175	765,175	765,175
Paid-in capital	727,558	712,208	655,609
Retained earnings	6,185,935	6,041,429	5,600,065
Accumulated other comprehensive (loss) income	(98,308)	(68,768)	61,218
Treasury stock, 164,083,709, 163,942,358 and 156,256,910 shares	(4,075,134)	(4,041,058)	(3,784,612)

Total shareholders’ equity	3,505,226	3,408,986	3,297,455

Total liabilities and shareholders’ equity	$10,285,055	$10,082,293	$10,017,944

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Sysco Corporation and its Consolidated Subsidiaries
CONSOLIDATED CASH FLOWS (Unaudited)
(In Thousands)

	13-Week Period Ended
	Sept. 27, 2008	Sept. 29, 2007
Cash flows from operating activities:
Net earnings	$276,814	$266,989
Adjustments to reconcile net earnings to cash provided by operating activities:
Share-based compensation expense	10,833	15,193
Depreciation and amortization	94,351	90,456
Deferred tax provision	182,824	155,164
Provision for losses on receivables	11,774	7,281
(Gain) on sale of assets	(20)	(202)
Additional investment in certain assets and liabilities, net of effect of businesses acquired:
(Increase) in receivables	(165,659)	(144,184)
(Increase) in inventories	(100,650)	(138,237)
(Increase) decrease in prepaid expenses and other current assets	(5,171)	6,027
Increase in accounts payable	6,269	83,871
(Decrease) in accrued expenses	(149,281)	(131,699)
(Decrease) in accrued income taxes	(34,982)	(16,103)
(Increase) in other assets	(26,225)	(10,679)
(Decrease) increase in other long-term liabilities and prepaid pension cost, net	(34,507)	10,672
Excess tax benefits from share-based compensation arrangements	(3,000)	(2,783)

Net cash provided by operating activities	63,370	191,766

Cash flows from investing activities:
Additions to plant and equipment	(80,046)	(131,543)
Proceeds from sales of plant and equipment	1,023	1,071
Acquisition of businesses, net of cash acquired	(13,534)	(25,750)
(Increase) decrease in restricted cash	(490)	2,174

Net cash used for investing activities	(93,047)	(154,048)

Cash flows from financing activities:
Bank and commercial paper borrowings (repayments), net	—	194,120
Other debt borrowings	1,153	771
Other debt repayments	(1,581)	(880)
Common stock reissued from treasury	73,535	52,842
Treasury stock purchases	(118,389)	(189,484)
Dividends paid	(132,383)	(116,339)
Excess tax benefits from share-based compensation arrangements	3,000	2,783

Net cash used for financing activities	(174,665)	(56,187)

Effect of exchange rates on cash	(1,585)	751

Net decrease in cash and cash equivalents	(205,927)	(17,718)
Cash and cash equivalents at beginning of period	551,552	207,872

Cash and cash equivalents at end of period	$345,625	$190,154

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$44,446	$35,161
Income taxes	42,425	19,834
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Sysco Corporation and its Consolidated Subsidiaries
COMPARATIVE SEGMENT DATA (Unaudited)
(In Thousands)

	13-Week Period Ended
	Sept. 27, 2008	Sept. 29, 2007
Sales:
Broadline	$7,872,567	$7,506,107
SYGMA	1,228,235	1,134,707
Other	895,740	878,854
Intersegment	(119,113)	(113,824)

Total	$9,877,429	$9,405,844

Comparative Supplemental Statistical Information Related to Sales (Unaudited)
Comparative Sysco Brand Sales and Marketing Associate-Served Sales data are summarized below.

	13-Week Period Ended
	Sept. 27, 2008	Sept. 29, 2007
Sysco Brand Sales as a % of MA-Served Sales	49.45%	51.18%
Sysco Brand Sales as a % of Total Broadline Sales	40.43%	42.16%
MA-Served Sales as a % of Total Broadline Sales	49.51%	50.06%
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